Exhibit 99.1

Press Release

LabOne Reports Third-Quarter Earnings

LENEXA, Kan., Nov 12, 2003 (BUSINESS WIRE) -- LabOne, Inc. (Nasdaq:LABS) today reported revenues of $88.1 million for its third quarter ended September 30, 2003, an increase of $13.5 million, or 18% over the third quarter 2002.

Compared to revenues for the same quarter last year, risk assessment services increased 12% to $58.0 million, healthcare increased 48% to $22.8 million and substance abuse testing remained $7.3 million. The company reported net income of $5.4 million, or $0.32 per diluted share, compared to $3.7 million, or $0.23 per diluted share, for the third quarter 2002.

Operating earnings for the third quarter 2003 were $9.3 million compared to $7.3 million for the same period last year. Third-quarter 2003 operating earnings comprised $11.6 million for risk assessment, $5.0 million for healthcare and $1.4 million for substance abuse testing, offset by $8.7 million for corporate selling, general and administrative expenses. This compares to operating earnings for the same period in 2002 of $10.1 million for risk assessment, $2.9 million for healthcare and $1.1 million for substance abuse testing, offset by $6.8 million for corporate selling, general and administrative expenses.

For the nine months ended September 30, 2003, the company reported revenues of $254.0 million, compared to $220.3 million for the same period last year. Net income for the nine months was $15.0 million, or $0.89 per diluted share, compared to $10.5 million, or $0.65 per diluted share for the same period in 2002.

Operating earnings for the nine months ended September 30, 2003, were $25.7 million, compared to $19.9 million for the same period last year. Operating earnings for the nine months ended September 30, 2003, comprised $34.7 million for risk assessment, $12.4 million for healthcare and $3.4 million for substance abuse testing, offset by $24.8 million for corporate selling, general and administrative expenses. This compares to operating earnings for the same period in 2002 of $29.5 million for risk assessment, $8.5 million for healthcare and $2.7 million for substance abuse testing, offset by $20.8 million for corporate selling, general and administrative expenses.

"We continued to realize increased patient volumes and revenues in healthcare testing and increased revenues associated with additional services provided to our clients of risk assessment services," said W. Thomas Grant II, chairman and CEO of LabOne. "During the third quarter, healthcare volumes increased 37% and revenues increased 48% compared to the same quarter last year. Excluding the impact of Central Plains Laboratories, acquired during the fourth quarter of 2002, healthcare revenues increased 28% reflecting continued penetration of existing markets. Risk assessment revenues increased 12% reflecting an increase of 19% in paramedical revenues, a 33% increase in other risk assessment services, including teleunderwriting, offset by a 5% decline in revenues for laboratory testing. We continue to evaluate new initiatives and alliances, which will allow us to improve laboratory utilization and expand our case management approach to risk assessment services."

LabOne will conduct its quarterly conference call with W. Thomas Grant II, chairman and CEO, John W. McCarty, executive vice president and CFO, and Mike Asselta, executive vice president and COO, at 11:00 a.m. Eastern Time, November 12. To join the conference call, dial 800-556-3831 and enter the passcode 00965. Following the call, a recording of the call will be available through December 10, 2003, as a voice mail at 800-736-8106 at approximately 2:30 p.m. Eastern Time. The audio recording will also be available on the investor info section of the company's web site at www.LabOne.com.

About LabOne, Inc.

Headquartered in the Greater Kansas City area, LabOne is a diagnostic services provider. The services and information LabOne and its subsidiaries provide include: risk assessment information services for the insurance industry; diagnostic healthcare testing to physicians, managed care organizations and employers; and drug testing services and related employee qualification products to employers. The company's web site is located at http://www.LabOne.com.

Forward-looking Statements

This press release may contain "forward-looking statements." Forward-looking statements often can be identified by the use of forward-looking terminology, such as "could," "should," "will," "will be," "intended," "continue," "believe," "may," "hope," "anticipate," "goal," "forecast," "plan," "estimate" or variations thereof. Forward-looking statements are not guarantees of future performance or results. Forward-looking statements involve known and unknown risks and uncertainties. Many factors could cause actual results to differ materially from those that may be expressed or implied in such forward-looking statements, including, but not limited to, the volume, pricing and mix of services provided by the Company, intense competition, the loss of one or more significant customers, government reimbursement policies, general economic conditions and other factors detailed from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission ("SEC"), including the Cautionary Statement filed as Exhibit 99 to the Company's Annual Report on Form 10-K.

Selected Financial Data

                Three months                 Nine months
               ended Sept. 30,  %Increase   ended Sept. 30,  %Increase
              2003        2002             2003        2002
----------------------------------------------------------------------
Sales      $88,115,050  74,577,461 18% $254,006,010 220,250,634  15%
Net
 earnings   $5,387,684   3,746,571 44%  $14,983,492  10,481,293  43%
Basic
 earnings
 per share       $0.39        0.26            $1.07        0.73
Diluted
 earnings
 per share       $0.32        0.23            $0.89        0.65
Total
 assets                                $235,314,678 206,157,530
Working capital                         $47,162,592  42,588,388

Consolidated Balance Sheets

                                       September 30,   December 31,
ASSETS                                     2003            2002
----------------------------------------------------------------------
Current assets:
 Cash and cash equivalents              $9,673,197       8,107,554
 Accounts and notes receivable -
  trade, net of allowance for
  doubtful accounts of $9,171,391 in
  2003 and $7,075,748 in 2002           57,751,207      48,669,148
 Inventories                             5,139,741       4,739,423
 Prepaid expenses and other current
  assets                                 5,206,750       3,967,757
 Deferred income taxes                   5,608,726       3,865,539
                                       -----------     -----------
   Total current assets                 83,379,621      69,349,421
Property, plant and equipment          112,513,420     106,946,090
 Less accumulated depreciation          66,697,302      60,094,949
                                       -----------     -----------
   Net property, plant and
    equipment                           45,816,118      46,851,141
Other assets:
 Goodwill                               97,647,999      96,309,148
 Other intangible assets                 6,766,621       1,967,282
 Debt issue costs, net of accumulated
  amortization of $898,269 in 2003 and
  $395,262 in 2002                       1,028,464       1,522,552
 Deposits and other assets                 675,855         691,980
                                       -----------     -----------
   Total assets                       $235,314,678     216,691,524
                                       ===========     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
----------------------------------------------------------------------
Current liabilities:
 Accounts payable                      $17,869,698      15,373,393
 Accrued payroll and benefits           12,252,192       9,148,323
 Other accrued expenses                  3,619,500       2,000,703
 Income taxes payable                      560,481         454,206
 Current portion of long-term debt       1,915,158       2,005,596
                                       -----------     -----------
   Total current liabilities            36,217,029      28,982,221

Long-term debt                          56,225,772      63,050,455
Deferred income taxes - noncurrent       4,655,486       4,598,957

Stockholders' equity:
 Preferred stock, $.01 par value
  per share; 3,000,000 total
  authorized shares:
   Series B-1: 8% convertible; 45,000
    shares authorized; 32,744 shares
    issued in 2003, and 38,865 shares
    issued in 2002                      32,743,756      38,865,492
 Common stock, $.01 par value per
  share; 40,000,000 shares
  authorized, 14,050,071 shares
  issued in 2003, and 13,050,020
  shares issued in 2002                    140,500         130,500
 Additional paid-in capital             50,436,247      48,865,813
 Accumulated comprehensive loss
  - equity adjustment from foreign
  currency translation                    (486,960)       (867,147)
 Retained earnings                      70,851,949      58,217,280
 Less treasury stock of 1,220,212
  shares in 2003 and 1,756,027 shares
  in 2002                              (15,469,101)    (25,152,047)
                                       -----------     -----------
   Total stockholders' equity          138,216,391     120,059,891
                                       -----------     -----------
   Total liabilities and
    stockholders' equity              $235,314,678     216,691,524
                                       ===========     ===========

Consolidated Statements of Operations

                      Three months ended         Nine months ended
                         September 30,              September 30,
                       2003        2002           2003        2002
----------------------------------------------------------------------
Sales              $88,115,050  74,577,461   $254,006,010 220,250,634

Cost of sales
 Cost of sales
  expenses          59,008,775  50,822,212    170,047,590 149,968,663
 Depreciation
  expense            1,153,815   1,037,833      3,291,979   2,853,514
                   ----------- -----------    ----------- -----------
   Total cost of
    sales           60,162,590  51,860,045    173,339,569 152,822,177
                   ----------- -----------    ----------- -----------
 Gross profit       27,952,460  22,717,416     80,666,441  67,428,457

Selling, general and
 administrative
  Selling, general
   and administrative
   expenses         17,124,893  14,155,260     50,232,098  43,464,326
  Depreciation
   expense           1,230,367   1,276,652      4,202,671   3,986,733
  Amortization
   expense             285,189         625        507,186      70,682
                   ----------- -----------    ----------- -----------
   Total selling,
    general and
    administrative  18,640,449  15,432,537     54,941,955  47,521,741
                   ----------- -----------    ----------- -----------
  Operating
   earnings          9,312,011   7,284,879     25,724,486  19,906,716

Interest expense      (741,986) (1,134,565)    (2,157,060) (2,964,541)
Investment income        7,160     121,236        111,700     177,764
Other, net             (37,806)     (5,603)        70,187      29,554
                   ----------- -----------    ----------- -----------
  Earnings before
   income taxes      8,539,379   6,265,947     23,749,313  17,149,493

Income tax expense   3,151,695   2,519,376      8,765,821   6,668,200
                   ----------- -----------    ----------- -----------
 Net earnings       $5,387,684   3,746,571    $14,983,492  10,481,293
                   =========== ===========    =========== ===========

Basic earnings per
 share                   $0.39        0.26          $1.07        0.73
                   =========== ===========    =========== ===========

Diluted earnings per
 share                   $0.32        0.23          $0.89        0.65
                   =========== ===========    =========== ===========

Computation of
 earnings per share
 amounts:
  Net earnings      $5,387,684   3,746,571    $14,983,492  10,481,293
  Preferred dividend
   on B-1 preferred
   stock              (794,202)   (737,707)    (2,348,823) (2,175,041)
                   ----------- -----------    ----------- -----------
  Net earnings
   available to
   common
   shareholders     $4,593,482   3,008,864    $12,634,669   8,306,252
                   =========== ===========    =========== ===========

Weighted average
 common shares
 outstanding
 (basic)            11,908,231  11,623,275     11,757,079  11,390,203
Common shares
 issuable upon
 conversion of
 preferred stock     4,756,442   4,535,290      4,774,983   4,448,708
Dilutive effect of
 employee stock
 options               310,239     308,809        264,202     334,400
                   ----------- -----------    ----------- -----------
Weighted average
 common shares
 outstanding
 (diluted)          16,974,912  16,467,374     16,796,264  16,173,311
                   =========== ===========    =========== ===========